Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David S. Tierney, President and Chief Executive Officer of BioPharmX Corporation (the “Company”), do hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.

The Quarterly Report on Form 10-Q of the Company for the period ended July 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date: September 9, 2019
/s/ David S. Tierney
David S. Tierney
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)